CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Biomerica, Inc. and Subsidiaries

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-239980) of Biomerica, Inc. and Subsidiaries, as amended by Pre-Effective Amendment No. 1 to the Registration Statement, of our report dated August 31, 2020, relating to the consolidated financial statements as of May 31, 2020 and 2019 and for the years ended May 31, 2020 and 2019. We further consent to the reference to our firm in the section on Experts.

/s/PKF, LLP

PKF, LLP

San Diego, California

September 11, 2020